Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualstar Announces Appointment of Mr. Daniel K. Jan Executive Vice President.

Simi Valley, CA (USA) March 26, 2014 – Qualstar Corporation (NASDAQ: QBAK), a manufacturer of data security and archive storage solutions and high efficiency power supplies, is pleased to announce the addition of Mr. Daniel K. Jan to Qualstar’s executive team. Mr. Jan will assume the pivotal role of Executive Vice President, reporting directly to Steven N. Bronson, Qualstar’s Chief Executive Officer. Mr. Jan will be responsible for overseeing day to day operations, as well as the continued development of strategic partnerships and potential acquisitions.

Mr. Jan joins Qualstar from BDT Products, Inc., a subsidiary of Germany’s BDT Media Automation GmbH, the recognized world leader in OEM tape automation. Mr. Jan served as president at BDT, spearheading growth in BDT’s worldwide sales for its tape and storage business. With over 25 years of industry experience spanning semiconductor memory to hard disks, optical, and tape storage technologies, he’s held leadership roles at startups in Silicon Valley, where he spent 12 years, and medium and large companies including IBM.

“The world will continue to experience an explosion of data growth - more so now with companies focusing on business intelligence, the Internet of Things, and bio-devices,” Mr. Jan said. “No longer is static storage enough. Businesses have the need to easily use data when needed - whether instantaneously, in 5 minutes from now or in 30 years. The applications for data flow, content management, and storage must be integrated into easy-to-use solutions. Qualstar’s new management team is building on the company’s solid storage foundation and committing itself to provide state-of-the art solutions for the any-where, anytime data needs of today’s businesses. I fully support Qualstar’s new direction and look forward to working with the team to deliver new innovative and complete solutions that address the users’ needs.”

“Dan brings extensive experience, and adds the necessary leadership and depth that will help us drive our transformation. He further strengthens Qualstar’s executive team by contributing to the growth of Qualstar’s strategic business objectives that will continue to result in our ongoing success”, stated Mr. Steven N. Bronson, Qualstar’s Chief Executive Officer.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high efficiency and high density power supplies marketed under the N2PowerTM brand, and of data storage systems marketed under the QualstarTM brand. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply ReliableTM designs that provide years of trouble-free service. Our N2Power power supply products  provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to telecom, networking, broadcast, industrial, lighting, gaming and test equipment. More information is available at www.qualstar.com  or  www.n2power.com  or by phone at 805-583-7744.

Connect with Qualstar on LinkedIn or Twitter.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar's ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar's ability to successfully implement and recognize cost savings; Qualstar's ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar's new products; Qualstar's ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar's products; increased global competition and pricing pressure on Qualstar's products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar's filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC's website (www.sec.gov) or from Qualstar's website (www.qualstar.com).

CONTACT INFORMATION:

Steven N. Bronson, CEO

Direct: 805-416-7054